UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CULLINAN THERAPEUTICS, INC.

(Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

April 28, 2026

Dear Cullinan Stockholder:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Cullinan Therapeutics, Inc. (the “Company”). The meeting will be held online on June 16, 2026 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost to the stockholder. The meeting will be conducted via live webcast.

Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Internet Availability of Proxy Materials (“Notice of Availability”) and proxy statement.

At the Annual Meeting, the agenda includes:

•
the election of two (2) Class III directors, Nadim Ahmed and Stephen Webster, each for a three-year term until his successor has been duly elected and qualified, or until his earlier death, resignation or removal;
•
the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;
•
the approval of an advisory vote on named executive officer compensation; and
•
the transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Under Securities and Exchange Commission rules, the Company is providing access to the proxy materials for the Annual Meeting to stockholders via the Internet. Accordingly, you can access the proxy materials and vote at www.proxyvote.com. Instructions for accessing the proxy materials and voting are described below and in the Notice of Availability that you received in the mail.

Your vote is very important. Whether or not you plan to virtually attend the Annual Meeting, please carefully review the enclosed proxy statement and then cast your vote, regardless of the number of shares you hold. If you are a stockholder of record, you may vote over the Internet, by telephone, by mail, or, if you request to receive a printed set of the proxy materials, by following the directions on the Notice of Availability. Submitting your vote via the Internet or by telephone or proxy card will not affect your right to vote during the meeting if you decide to virtually attend the Annual Meeting. If your shares are held in street name (held for your account by a broker or other nominee), you will receive instructions from your broker or other nominee explaining how to vote your shares, and you will have the option to cast your vote by telephone or over the Internet if the voting instruction form from your broker or nominee includes instructions and a toll-free telephone number or Internet website to do so. In any event, to be sure that your vote will be received in time, please cast your vote by your choice of available means at your earliest convenience.

We hope that you will join us on June 16, 2026. Your investment and continuing interest in the Company are very much appreciated.

Sincerely,

/s/ Nadim Ahmed

Nadim Ahmed

President and Chief Executive Officer

NOTICE OF 2026 ANNUAL MEETING OF STOCKHOLDERS

Time	10:00 a.m., Eastern Time

Date	Tuesday, June 16, 2026

Place	Virtual. Details on how to participate are described in the Notice of Availability or by visiting www.proxyvote.com.

Purpose

To elect Nadim Ahmed and Stephen Webster as Class III directors of the Board of Directors, to serve until the Company’s 2029 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026;

To approve an advisory vote on named executive officer compensation; and

To transact any other business that may properly come before the meeting or any adjournment thereof.

Record Date	The Board of Directors has fixed the close of business on April 20, 2026 as the record date for determining stockholders entitled to notice of and to vote at the meeting.

Virtual Meeting Admission

All stockholders as of the record date, or their duly appointed proxies, may attend the virtual meeting. You will be able to attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CGEM2026 and entering the 16-digit control number included in our Notice of Availability of Proxy Materials being mailed to you separately.

Voting by Proxy

If you are a stockholder of record, please vote via the Internet or, for shares held in street name, please submit the voting instruction form you receive from your broker or nominee as soon as possible so your shares can be voted at the meeting. If you are a stockholder of record, you may also vote by telephone or by submitting a proxy card by mail. If your shares are held in street name, you will receive instructions from your broker or other nominee explaining how to vote your shares, and you may also have the choice of instructing the record holder as to the voting of your shares by mail, over the Internet or by telephone.

By order of the Board of Directors,

/s/ Jacquelyn Sumer

Jacquelyn Sumer

Corporate Secretary

Cambridge, Massachusetts

April 28, 2026

We first made these proxy materials available to stockholders on or about April 28, 2026. A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”), except for exhibits, will be furnished without charge to any stockholder upon written request to Cullinan Therapeutics, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary. This proxy statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are also available on the SEC’s website at www.sec.gov.

TABLE OF CONTENTS

Page
PROXY STATEMENT	1

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS	5

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS CULLINAN THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026	10

CORPORATE GOVERNANCE	11

PROPOSAL NO. 3 – APPROVAL OF AN Advisory vote on NAMED executive OFFICER compensation	26

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	27

PRINCIPAL STOCKHOLDERS	28

REPORT OF THE AUDIT COMMITTEE	31

HOUSEHOLDING	32

STOCKHOLDER PROPOSALS	32

OTHER MATTERS	32

CULLINAN THERAPEUTICS, INC.

One Main Street

Suite 1350

Cambridge, MA 02142

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

to be held June 16, 2026

This proxy statement contains information about the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Cullinan Therapeutics, Inc., which will be held on June 16, 2026 at 10:00 a.m. Eastern Time. The Annual Meeting will be a virtual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost to the stockholder. The virtual meeting will be conducted via live webcast. You will be able to virtually attend the Annual Meeting as well as vote and submit your questions during the live webcast of the meeting by visiting www.virtualshareholdermeeting.com/CGEM2026 and entering the 16-digit control number included in our Notice of Internet Availability of the proxy materials, on your proxy card or in the instructions that accompanied your proxy materials. In this proxy statement, the terms “Cullinan Therapeutics,” “Cullinan,” “we,” “us,” and “our” refer to Cullinan Therapeutics, Inc. The mailing address of our principal executive office is Cullinan Therapeutics, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the proxies will be voted in accordance with the recommendation of our board of directors with respect to each of the matters set forth in the accompanying Notice of Meeting. You may revoke your proxy at any time before it is exercised at the Annual Meeting by giving our Corporate Secretary written notice to that effect.

We made this proxy statement and our Annual Report to Stockholders for the fiscal year ended December 31, 2025 (the “2025 Annual Report”) available to stockholders on or about April 28, 2026.

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended. The SEC has adopted rules allowing smaller reporting companies to provide scaled disclosures, and we are permitted to rely on these exemptions from certain disclosure requirements for as long as we remain a smaller reporting company. We may take advantage of scaled disclosures available to smaller reporting companies until the fiscal year following the determination that either (i) the market value of our voting and non-voting common stock held by non-affiliates is greater than $700 million or (ii) the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million but greater than $250 million and our annual revenues are greater than $100 million, each determined on an annual basis. Accordingly, our executive compensation disclosure, pay versus performance analysis, related party transaction reporting, and other disclosures in this proxy statement comply with the requirements for smaller reporting companies where applicable.

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on June 16, 2026:

This proxy statement and our 2025 Annual Report are

available for viewing, printing and downloading at www.proxyvote.com.

CULLINAN THERAPEUTICS, INC.

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

When are this proxy statement and the accompanying materials scheduled to be sent to stockholders?

We have elected to provide access to our proxy materials to our stockholders via the Internet. Accordingly, on or about April 28, 2026, we will begin mailing the Notice of Internet Availability (“Notice of Availability”). Our proxy materials, including the Notice of the 2026 Annual Meeting of Stockholders, this proxy statement and the accompanying proxy card or, for shares held in street name (i.e., held for your account by a broker, bank or other nominee), a voting instruction form, and the 2025 Annual Report will be made available to stockholders on the Internet on or about the same date.

Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, for most stockholders, we are providing access to our proxy materials over the Internet rather than printing and mailing our proxy materials. We believe following this process will expedite the receipt of such materials and will help lower our costs and reduce the environmental impact of our proxy materials. Therefore, the Notice of Availability was mailed to holders of record and beneficial owners of our common stock starting on or about April 28, 2026. The Notice of Availability provides instructions as to how stockholders may access and review our proxy materials, including the Notice of the 2026 Annual Meeting of Stockholders, this proxy statement, the proxy card and our 2025 Annual Report, on the website referred to in the Notice of Availability or, alternatively, how to request that a printed copy of the proxy materials, including a proxy card, be sent to them by mail. The Notice of Availability also provides voting instructions. In addition, stockholders of record may request to receive the proxy materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our proxy materials are available at the website referenced in the Notice of Availability and our Notice of the 2026 Annual Meeting of Stockholders, and this proxy statement and our 2025 Annual Report are available on our website, no other information contained on either website is incorporated by reference in, or considered to be a part of, this proxy statement.

Who is soliciting my vote?

Our board of directors is soliciting your vote for the Annual Meeting.

When is the record date for the Annual Meeting?

The record date for determination of stockholders entitled to vote at the Annual Meeting is the close of business on April 20, 2026.

How many votes can be cast by all stockholders?

There were 61,451,380 shares of our common stock, par value $0.0001 per share, outstanding on April 20, 2026, all of which are entitled to vote with respect to all matters to be acted upon at the Annual Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder. During the Annual Meeting, the list of stockholders will be available for examination at www.virtualshareholdermeeting.com/CGEM2026.

How do I vote?

If you are a stockholder of record, there are several ways for you to vote your shares.

•
By Internet. You may vote at www.proxyvote.com 24 hours a day, seven days a week, by following the instructions at that site for submitting your proxy electronically. You will be required to enter the control number provided in the Notice of Availability or the proxy card. Votes submitted through the Internet must be received by 11:59 p.m. Eastern Time, June 15, 2026.
•
By Telephone. You may vote using a touch-tone telephone by calling 1-800-690-6903 24 hours a day, seven days a week. You will be required to provide the control number provided in the Notice of Availability or the proxy card. Votes submitted by telephone must be received by 11:59 p.m. Eastern Time, June 15, 2026.
•
By Mail. If you requested and received a printed copy of the proxy materials, you may vote by mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid envelope by June 15, 2026.
•
During the Annual Meeting. To vote during the live webcast of the Annual Meeting, visit www.virtualshareholdermeeting.com/CGEM2026. You will be required to enter the 16-digit control number provided in the Notice of Availability or the proxy card.

If the Annual Meeting is adjourned or postponed, the deadlines above may be extended.

If you are a beneficial owner of shares held in “street name” by your broker, bank or other nominee, you should have received a voting instruction form with these proxy materials from your broker, bank or other nominee rather than from us. The voting deadlines and availability of telephone and Internet voting for beneficial owners of shares will depend on the voting processes of the broker, bank or other nominee that holds your shares. Therefore, we urge you to carefully review and follow the voting instruction form and any other materials that you receive from that organization. If you hold your shares of Cullinan Therapeutics common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive.

If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the board of directors on all matters presented in this proxy statement, and as the persons named as proxies in the proxy card may determine in their discretion with respect to any other matters properly presented at the Annual Meeting. You may also authorize another person or persons to act for you as proxy in a writing, signed by you or your authorized representative, specifying the details of those proxies’ authority. The original writing must be given to each of the named proxies, although it may be sent to them by electronic transmission if, from that transmission, it can be determined that the transmission was authorized by you.

If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in your proxy and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

How can I virtually attend the Annual Meeting?

To virtually attend and participate in the Annual Meeting, stockholders will need to access the live webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/CGEM2026 and enter the 16-digit control number provided in the Notice of Availability and beneficial owners of shares held in street name will need to follow the instructions provided in the voting instructions form by the broker, bank or other nominee that holds their shares.

The live webcast of the Annual Meeting will begin promptly at 10:00 a.m. Eastern Time on June 16, 2026. We encourage stockholders to login to the website and access the webcast before the Annual Meeting’s start time.

Additionally, questions regarding how to virtually attend and participate via the Internet can be answered by following the assistance instructions included at www.virtualshareholdermeeting.com/CGEM2026 or by calling the phone number (844) 986-0822 if you are located in the United States or (303) 562-9302 if you are located internationally.

If you wish to submit a question during the Annual Meeting, follow the onscreen instructions. Our Annual Meeting will be governed by the Annual Meeting’s Rules of Conduct which will be posted on www.virtualshareholdermeeting.com/CGEM2026 on the day of the Annual Meeting.

How do I revoke my proxy?

If you are a stockholder of record, you may revoke your proxy by (1) following the instructions on the Notice of Availability and submitting a new vote by Internet, telephone or mail using the procedures described in the “How do I vote?” section above before the applicable deadline, (2) virtually attending and voting during the Annual Meeting (although attendance at the Annual Meeting will not in and of itself revoke a proxy), or (3) by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with our Corporate Secretary. Any written notice of revocation or subsequent proxy card must be received by our Corporate Secretary prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to our Corporate Secretary or sent to our principal executive offices at Cullinan Therapeutics, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

If a broker, bank, or other nominee holds your shares, you must contact such broker, bank, or nominee in order to find out how to change your vote.

How is a quorum reached?

Our third amended and restated bylaws (“bylaws”) provide that a majority of the shares entitled to vote, present virtually or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Under the General Corporation Law of the State of Delaware, shares that are voted “abstain” or “withheld” and “broker non-votes” are counted as present for purposes of determining whether a quorum is present at the Annual Meeting. If a quorum is not present, the meeting may be adjourned until a quorum is obtained.

What vote is required to approve each matter and how is the vote counted?

Under our bylaws, any proposal other than an election of directors is decided by a majority of the votes properly cast for and against such proposal, except where a larger vote is required by law or by our second amended and restated certificate of incorporation, as amended (“certificate of incorporation”) or by our bylaws. Abstentions and “broker non-votes” are not included in the tabulation of the voting results on any such proposal and, therefore, do not have an impact on such proposals. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee is required to vote your shares according to your instructions. If you do not give instructions to your broker, bank or other nominee, the broker, bank or other nominee will still be able to vote your shares with respect to certain “discretionary” items but will not be allowed to vote your shares with respect to “non-discretionary” items.

The election of directors (Proposal No. 1) is considered to be a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as “broker non-votes.” To be elected, the directors nominated via Proposal No. 1 must receive a plurality of the votes cast and entitled to vote on the proposal, meaning that the director nominees receiving the most FOR votes will be elected. Shares voting “withheld” and “broker non-votes” will have no effect on the election of directors.

The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the 2026 fiscal year (Proposal No. 2) is considered to be a “discretionary” item, and your broker, bank or other nominee will be able to vote on this proposal even if it does not receive instructions from you. Thus, we do not expect any “broker non-votes” on Proposal No. 2.

Approval of the advisory vote on named executive officer compensation (Proposal No. 3) is considered to be a “non-discretionary” item. If you do not instruct your broker how to vote with respect to this proposal, your broker, bank or other nominee may not vote for this proposal, and those votes will be counted as “broker non-votes.”

Who pays the cost for soliciting proxies?

We will pay the entire cost of preparing and distributing the Notice of Availability and our proxy materials and soliciting votes. Our officers and employees may, without compensation other than their regular compensation, solicit proxies through further mailings, personal conversations, facsimile transmissions, e-mails, or otherwise.

How can I know the voting results?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1 – ELECTION OF CLASS III DIRECTORS

Our board of directors currently consists of seven members. In accordance with the terms of our certificate of incorporation and bylaws, our board of directors is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

•
the Class I directors are Mittie Doyle, M.D., FACR and David Meek, and their terms will expire at the annual meeting of stockholders to be held in 2027;
•
the Class II directors are Andrew Allen, M.D., Ph.D., Anthony Rosenberg and Mary Thistle, and their terms will expire at the annual meeting of stockholders to be held in 2028; and
•
the Class III directors are Nadim Ahmed and Stephen Webster, and their terms will expire at the Annual Meeting.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. Our certificate of incorporation also provides that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares then entitled to vote in an election of directors, and that any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Our board of directors has nominated Nadim Ahmed and Stephen Webster for election as Class III directors at the Annual Meeting. Mr. Ahmed and Mr. Webster are currently directors, and each has indicated a willingness to continue to serve as a director, if elected.

Our nominating and corporate governance committee policies and procedures for determining director candidates (the “director guidelines”) consider factors such as a candidate’s character, judgment, skills, education, expertise and absence of conflicts of interest as well as the value of diversity. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established records of professional accomplishment, their ability to contribute positively to the collaborative culture among board members, their knowledge of our business and understanding of the competitive landscape in which we operate, and their adherence to high ethical standards.

In addition to the information presented below regarding each of the nominees and continuing directors’ specific experience, qualifications, attributes and skills that our board of directors and our nominating and corporate governance committee considered in determining that he or she should serve as a director, we also believe that each of our directors has demonstrated business acumen, integrity and an ability to exercise sound judgment, as well as a commitment of service to Cullinan Therapeutics and our board of directors.

Nominees for Election as Class III Directors

The following biographical information concerning our director nominees is set forth as of April 28, 2026.

Name	Positions and Offices Held with the Company	Director Since	Age
Nadim Ahmed	President, Chief Executive Officer, and Director	2021	58
Stephen Webster	Director	2020	65

Nadim Ahmed Mr. Ahmed has served as our President and Chief Executive Officer and member of our board of directors since October 2021. Before joining the Company, Mr. Ahmed served as President, Hematology at Bristol Myers Squibb (“BMS”), from November 2019 through January 2021. Prior to this, he served in various roles of increasing responsibility at Celgene Corporation (“Celgene”) from March 2010 to November 2019, most recently as the President, Global Hematology & Oncology. Prior to his tenure at Celgene, Mr. Ahmed served in various roles of increasing responsibility at GlaxoSmithKline from June 1998 through March 2010, most recently as the Senior Marketing Director, Hematologic Oncology Franchise. He currently serves on the board of directors of Disc Medicine, Inc. Mr. Ahmed holds a Master of Science degree from Loughborough University and a B.S. degree from University College London. We believe Mr. Ahmed is qualified to serve as a member of our board of directors due to his extensive leadership experience in the biopharmaceutical industry.

Stephen Webster Mr. Webster has served as a member of our board of directors since September 2020. Mr. Webster served as the Chief Financial Officer of Spark Therapeutics, Inc., a gene therapy company, from July 2014 until its acquisition by Roche Holding AG for $4.8 billion in December 2019. He was previously Senior Vice President and Chief Financial Officer of Optimer Pharmaceuticals Inc. from July 2012 until its acquisition by Cubist Pharmaceuticals Inc. in October 2013. Mr. Webster currently serves on the board of directors of NextCure, Inc. He also serves on the board of directors of a private company. He previously served on the board of directors of Nabriva Therapeutics AG from June 2017 to December 2024, Gritstone bio, Inc. (“Gritstone”) from April 2024 to December 2024, and TCR2 Therapeutics Inc. (“TCR2”) from May 2020 to April 2023. Mr. Webster holds an A.B. in Economics from Dartmouth College and an M.B.A. in Finance from The Wharton School of the University of Pennsylvania. We believe Mr. Webster is qualified to serve as a member of our board of directors due to his extensive experience in the biopharmaceutical industry, including his prior experience as a chief financial officer and in other management positions.

Vote Required and Board of Directors’ Recommendation

The nominees for Class III directors who receive the most FOR votes (also known as a plurality) will be elected. You may vote either FOR all the nominees, FOR any one of the nominees, WITHHOLD your vote from all the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee does not have authority to vote your unvoted shares held by the firm for the election of directors. As a result, any shares not voted by you will be treated as a “broker non-vote.” Such “broker non-votes” will have no effect on the results of this vote.

The proxies will be voted in favor of the above nominees unless a contrary specification is made in the proxy. The nominees have consented to serve as our directors if elected. However, if the nominees are unable to serve or for good cause will not serve as a director, the proxies will be voted for the election of such substitute nominee as our board of directors may designate.

The proposal for the election of directors relates solely to the election of the Class III directors nominated by our board of directors.

The board of directors recommends voting “FOR” the election of Nadim Ahmed and Stephen Webster as the Class III directors, to serve for a three-year term ending at the annual meeting of stockholders to be held in 2029.

Directors Continuing in Office

The following biographical information concerning our continuing directors is set forth as of April 28, 2026.

Name	Position and Offices Held with the Company	Director Since	Class and Year in Which Term Will Expire	Age
Mittie Doyle, M.D., FACR	Director	2025	Class I – 2027	61
David Meek	Director	2024	Class I – 2027	62
Andrew Allen, M.D., Ph.D.	Director	2025	Class II – 2028	59
Anthony Rosenberg	Director	2017	Class II – 2028	72
Mary Thistle	Director	2024	Class II – 2028	66

Class I Directors (Term Expires at the 2027 Annual Meeting of Stockholders)

Mittie Doyle, M.D., FACR Dr. Doyle has served as a member of our board of directors since August 2025. Dr. Doyle currently serves as the Chief Medical Officer of Avalo Therapeutics, Inc., a public biotechnology company, and has held this position since July 2024. From September 2021 to July 2024, Dr. Doyle served as Chief Medical Officer at Aro Biotherapeutics, a private biotechnology company. Prior to that, she served as Vice President, Global Therapeutic Area Head, Immunology at CSL Behring, a global biotech company, from October 2017 to September 2021. Prior to her time at CSL Behring, Dr. Doyle held senior level roles as Vice President, Global Development Lead at Shire plc from August 2016 to October 2017, Vice President, Clinical Research at Flexion Therapeutics, Inc. from April 2015 to July 2016. Dr. Doyle currently serves on the board of directors of a private company and previously served on the board of directors of DICE Therapeutics, Inc. (“DICE”), a public company, from March 2022 to August 2023, when DICE was acquired by Eli Lilly and Company. Dr. Doyle received a B.A. from Princeton University and an M.D. from Yale Medical School. She completed her postdoctoral training at Harvard Medical School including residency in Internal Medicine at Massachusetts General Hospital and a clinical/research fellowship in Rheumatology and Immunology at Brigham and Women’s Hospital. We believe Dr. Doyle is qualified to serve on our board of directors due to her extensive experience in leadership and immunology clinical development.

David Meek Mr. Meek has served as a member of our board of directors since May 2024. Mr. Meek currently serves as the Chief Executive Officer of Genetix Biotherapeutics Inc., a private biotechnology company, and has held this position since June 2025. Previously, Mr. Meek served as Chief Executive Officer and as a member of the board of directors of Mirati Therapeutics, Inc., a commercial-stage oncology biotech company, from September 2021 to August 2023. He previously served as the Chief Executive Officer and board member of FerGene, Inc., a private biotechnology company, from January 2020 to March 2021. From July 2016 to January 2020, Mr. Meek served as Chief Executive Officer and board member of Ipsen S.A. (“Ipsen”), a public global biopharmaceutical company based in France. Prior to joining Ipsen, Mr. Meek held executive leadership roles including serving as Executive Vice President and President of Oncology at Baxalta Incorporated from 2014 to 2016 leading up to the acquisition by Shire plc, and serving as Chief Commercial Officer of Endocyte, Inc. from 2012 to 2014. He also served in executive leadership roles at Novartis Pharmaceuticals Corporation and Novartis Oncology from 2005 to 2012, after beginning his career at Johnson & Johnson, Inc. and Janssen Pharmaceuticals, Inc. from 1989 to 2004. Mr. Meek currently serves as chair of the board of directors for Swedish Orphan Biovitrum AB (“Sobi”) and also currently serves on the board of directors of uniQure N.V. From 2016 to 2020, Mr. Meek served on the boards of Pharmaceutical Research & Manufacturers of America and European Federation of Pharmaceutical Industries & Associations. He also previously served on the board of directors of Fusion Pharmaceuticals Inc. from October 2023 to June 2024, when it was acquired by AstraZeneca plc and on the board of directors of Entasis Therapeutics Inc. from June 2019 to July 2022, when it was acquired by Innoviva, Inc. Mr. Meek holds a B.A. from the University of Cincinnati. We believe Mr. Meek is qualified to serve on our board of directors due to his extensive experience in the biotechnology and pharmaceutical industries.

Class II Directors (Term Expires at the 2028 Annual Meeting of Stockholders)

Andrew Allen, M.D., Ph.D. Dr. Allen has served as a member of our board of directors since August 2025. Dr. Allen co-founded Gritstone and served as its President and Chief Executive Officer from August 2015 to December 2024. Prior to Gritstone, Dr. Allen co-founded Clovis Oncology, Inc., a public pharmaceutical development company, and served as its Executive Vice President of Clinical and Preclinical Development and Chief Medical Officer from March 2009 to July 2015. Prior to that role, from 2006 to 2008 he was Chief Medical Officer and Executive Vice President at Pharmion Corporation, a biotechnology company that was acquired by Celgene Corporation. Previously, Dr. Allen served in clinical development leadership roles at Chiron Corporation, a biotechnology company that was acquired by Novartis International AG, and Abbott Laboratories, a public medical devices and healthcare company, and worked at McKinsey & Company, where he advised life science companies on strategic issues. He currently serves on the boards of multiple private companies. Dr. Allen previously served on the boards of directors of Adaptimmune Therapeutics plc, a public biotechnology company, from June 2023 to November 2025, TCR2 from December 2018 to June 2023, Sierra Oncology, Inc., a public biopharmaceutical company, from October 2017 until its acquisition by GSK in July 2022 and Epizyme, Inc., a public biopharmaceutical company, from June 2014 until November 2021. Dr. Allen qualified in medicine at Oxford University and received a Ph.D. in immunology from the Imperial College of Science, Technology, and Medicine in London. We believe Dr. Allen is qualified to serve on our board of directors due to his extensive experience in leadership and oncology clinical development.

Anthony Rosenberg Mr. Rosenberg has served as a member of our board of directors since August 2017 and as the Chairperson of our board of directors since April 2020. Currently, Mr. Rosenberg serves as the Chief Executive Officer of TR Advisory Services GmbH, a consultancy firm advising on business development, licensing, and mergers and acquisitions. From April 2015 to April 2020, Mr. Rosenberg served as a Managing Director of MPM Capital LLC (“MPM”). From January 2012 to February 2015, Mr. Rosenberg served as Corporate Head of M&A and Licensing at Novartis AG (“Novartis”). Mr. Rosenberg currently serves on the board of directors of argenx SE, a public biotechnology company, and Oculis Holding AG, a public biotechnology company. He also serves on the board of directors of a private biotechnology company. Previously, Mr. Rosenberg served on the board of directors of Radius Health, Inc. from March 2015 to December 2020. Mr. Rosenberg holds a B.Sc. from the University of Leicester and a M.Sc. Physiology from the University of London. We believe Mr. Rosenberg is qualified to serve as a member of our board of directors due to his extensive tenure in biotech operations and strategic management.

Mary Thistle Ms. Thistle has served as a member of our board of directors since August 2024. Ms. Thistle previously served as Special Advisor to the Bill & Melinda Gates Medical Research Institute ("Gates MRI"), a non-profit biotech organization, from the fall of 2020 to June 2022, and previously served as the organization’s Chief of Staff from January 2018 to the fall of 2020. Prior to Gates MRI, she held senior leadership positions at Dimension Therapeutics, Inc. (“Dimension Therapeutics”), a gene therapy company, including Chief Operating Officer from 2016 to 2017 and Chief Business Officer from 2015 to 2016. Prior to joining Dimension Therapeutics, Ms. Thistle held various leadership positions at Cubist Pharmaceuticals, Inc. (“Cubist Pharmaceuticals”), a biopharmaceutical company, including Senior Vice President, Business Development from 2014 to 2015, Vice President, Business Development from 2012 to 2013 and Senior Director, Business Development from 2009 to 2012. Prior to Cubist Pharmaceuticals, she held various positions at ViaCell, Inc. and PerkinElmer Inc. Ms. Thistle has served on the board of directors of Q32 Bio Inc. (formerly known as Homology Medicines, Inc.) since March 2018, Entrada Therapeutics, Inc. since May 2021 and Aktis Oncology, Inc. since January 2025, as well as on the board of a private company. Ms. Thistle also previously served on the board of directors of Vigil Neuroscience, Inc. from April 2022 to July 2025 and Alaunos Therapeutics, Inc. (formerly known as Ziopharm Oncology, Inc.) from November 2020 to December 2023. Ms. Thistle holds a B.S. in Business and Accounting from the University of Massachusetts, Boston and is a former Certified Public Accountant. We believe Ms. Thistle is qualified to serve as a member of our board of directors due to her finance and business development background and industry experience.

There are no family relationships between or among any of our directors or executive officers. The principal occupation and employment during the past five years of each of our directors was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our directors and any other person or persons pursuant to which he or she is to be selected as a director.

There are no material legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

Executive Officers Who Are Not Directors

The following biographical information concerning our executive officers who are not directors is set forth as of April 28, 2026.

Name	Position Held with the Company	Officer Since	Age
Mary Kay Fenton	Chief Financial Officer	2024	62
Jeffrey Jones, M.D.	Chief Medical Officer	2022	55
Jennifer Michaelson, Ph.D.	Chief Scientific Officer	2018	59
Corinne Savill, Ph.D.	Chief Business Officer	2017	66
Jacquelyn Sumer, Esq.	Chief Legal and Compliance Officer and Secretary	2022	48

Mary Kay Fenton Ms. Fenton has served as our Chief Financial Officer since April 2024. Before joining the Company, Ms. Fenton served as Interim Chief Executive Officer of Talaris Therapeutics, Inc., a recently merged, clinical-stage cell therapy company, and as its Chief Financial Officer from March 2021 to October 2023. From October 2019 to March 2021, she served as the Vice President of Strategic Operations, Vertex Cell & Genetic Therapies of Vertex Pharmaceuticals, Inc. (“Vertex”). Ms. Fenton joined Vertex upon completion of the acquisition of Semma Therapeutics, Inc. where she had served as the Chief Financial Officer and Chief Operating Officer. From 2006 until December 2018, Ms. Fenton served as Executive Vice President and Chief Financial Officer of Achillion Pharmaceuticals, Inc. (“Achillion”), and from 2000 until 2006, Ms. Fenton held various positions of increasing responsibility at Achillion. Prior to joining Achillion, Ms. Fenton held various positions within the Technology Industry Group at PricewaterhouseCoopers LLP, from 1991 until 2000. She previously served on the board of directors of Oncorus, Inc., a public biotechnology company, from 2019 to 2023. Ms. Fenton holds an M.B.A. in Finance from the Graduate School of Business at the University of Connecticut and an A.B. in Economics from the College of the Holy Cross.

Jeffrey Jones, M.D. Dr. Jones has served as our Chief Medical Officer since February 2022. Before joining the Company, Dr. Jones served as Vice President, Global Drug Development, Lymphoma and Myeloid Diseases at BMS from April 2020 to February 2022 and as Executive Medical Director, Global Clinical Research and Development at BMS from August 2017 to April 2020. Prior to this, Dr. Jones served as Associate Professor of Clinical Internal Medicine at The Ohio State University College of Medicine. Prior to that, Dr. Jones served as a Clinical Instructor from 2006 to 2014 at The Ohio State University. Dr. Jones holds an M.D. from University of Michigan Medical School and completed his residency in internal medicine at McGill University Faculty of Medicine and a fellowship in hematology and medical oncology at MD Anderson Cancer Center. Dr. Jones also holds an M.B.A. from The Ohio State University Fisher College of Business and an M.P.H. from the University of Texas School of Public Health.

Jennifer Michaelson, Ph.D. Dr. Michaelson has served as our Chief Scientific Officer since June 2023. Previously, she was Chief Development Officer of the Company from February 2022 to June 2023 and prior to that, Chief Development Officer, Biologics of the Company from January 2020 to February 2022 and Vice President, Preclinical Research and Early Development of the Company from January 2018 through December 2019. Before joining the Company, Dr. Michaelson served in a consultancy position as the Head of Biologics at Celsius Therapeutics, Inc., a biotechnology company, from July 2017 through December 2017. Prior to this, she served in various roles of increasing responsibility at Jounce Therapeutics, Inc., from September 2012 through July 2017, most recently as Senior Director and Executive Program Leader and previously as Director of Tumor Immunology and as a consultant. Previously, during her 10-year tenure at Biogen Idec Inc., Dr. Michaelson served as project leader for several monoclonal antibody and bispecific antibody programs in both the oncology and immunology therapeutic areas. Dr. Michaelson holds a B.A. in Biology from Princeton University and Ph.D. from the Department of Cell Biology at Albert Einstein College of Medicine and completed a post-doctoral fellowship in Philip Leder’s laboratory in the Department of Genetics at Harvard Medical School.

Corinne Savill, Ph.D. Dr. Savill has served as our Chief Business Officer since February 2017. Before joining the Company, Dr. Savill served in various roles of increasing responsibility at Novartis Pharma AG (“Novartis Pharma”), including Global Head of Business Development and Licensing from June 2013 through February 2017, Global Head of Pricing and Market Access from September 2010 through June 2013, Global Head Search and Evaluation, Business Development and Licensing from January 2005 through August 2010 and Regional Manager Europe, Transplantation and Immunology Business Unit from August 2002 through January 2005. Prior to her tenure at Novartis Pharma, Dr. Savill was Chief Executive Officer of Imutran Ltd., a United Kingdom-based biotechnology company, which was acquired by Novartis Pharma. She also previously worked in research at AstraZeneca plc. Dr. Savill holds a B.S. in Biochemistry from the University of Manchester and a Ph.D. from University College and Middlesex School of Medicine and the Charing Cross Sunley Research Centre in London.

Jacquelyn Sumer, Esq. Ms. Sumer has served as our Chief Legal Officer since August 2022. Before joining the Company, Ms. Sumer served as Chief Legal and Compliance Officer at Genocea Biosciences, Inc. (“Genocea”) from February 2021 to June 2022. Prior to Genocea, Ms. Sumer was Vice President, Assistant General Counsel at BMS from November 2019 to February 2021. Prior to this, she served as head of Celgene’s CAR T legal team from July 2018 to November 2019. She previously worked at Kaye Scholer, LLP and clerked for the Honorable Gladys Kessler at the United States District Court in Washington D.C. Ms. Sumer holds a J.D. and a Master of Laws in international and comparative law from Duke University School of Law and a B.A. from Bucknell University.

The principal occupation and employment during the past five years of each of our executive officers was carried on, in each case except as specifically identified in this proxy statement, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. There is no arrangement or understanding between any of our executive officers and any other person or persons pursuant to which he or she was or is to be selected as an executive officer.

There are no material legal proceedings to which any of our executive officers is a party adverse to us or our subsidiaries or in which any such person has a material interest adverse to us or our subsidiaries.

PROPOSAL NO. 2 – RATIFICATION OF THE APPOINTMENT OF KPMG LLP

AS Cullinan THERAPEUTICS’ INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026

Cullinan Therapeutics’ stockholders are being asked to ratify the appointment by the audit committee of the board of directors of KPMG LLP (“KPMG”) as Cullinan Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2026. KPMG has served as Cullinan Therapeutics’ independent registered public accounting firm since 2018.

The audit committee is responsible for selecting Cullinan Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2026. Stockholder approval is not required to appoint KPMG as Cullinan Therapeutics’ independent registered public accounting firm. However, the board of directors believes that submitting the appointment of KPMG to the stockholders for ratification is good corporate governance. If the stockholders do not ratify this appointment, the audit committee will reconsider whether to retain KPMG. If the selection of KPMG is ratified, the audit committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of Cullinan Therapeutics and its stockholders.

A representative of KPMG is expected to be virtually present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

We incurred the following fees from KPMG for the audit of the consolidated financial statements and for other services provided during 2025 and 2024.

Fee Category	2025	2024
Audit fees(1)	$899,000	$1,425,500
Audit-related fees(2)	—	—
Tax fees(3)	202,468	323,958
All other fees(4)	—	—
Total Fees	$1,101,468	$1,749,458

(1)
Audit fees consist of fees for the professional services rendered by KPMG for the audit of our annual financial statements (including an audit of internal control over financial reporting for 2024), the review of our interim financial statements included in our Form 10-Qs, comfort letters and consents.
(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of audits or reviews of our financial statements and were not reported above under “Audit fees”. There were no audit-related fees for 2025 and 2024.
(3)
Tax fees consist of fees for tax compliance, tax advice and tax planning.
(4)
There were no other fees for 2025 and 2024.

Audit Committee Pre-approval Policy and Procedures

Our audit committee has adopted policies and procedures relating to the approval of all audit and non-audit services that are to be performed by our independent registered public accounting firm. This policy provides that we will not engage our independent registered public accounting firm to render audit or non-audit services unless the service is specifically approved in advance by our audit committee or the engagement is entered into pursuant to the pre-approval procedure described below.

From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our independent registered public accounting firm during the next 12 months. Any such pre-approval details the particular service or type of services to be provided and is also generally subject to a maximum dollar amount.

During 2025 and 2024, no services were provided to us by KPMG other than in accordance with the pre-approval policies and procedures described above.

Vote Required and Board of Directors’ Recommendation

The affirmative vote of a majority of the votes cast FOR this proposal is required to ratify the appointment of our independent registered public accounting firm. Abstentions are not considered a vote cast on this proposal and will therefore not affect the outcome of this proposal. If your shares are held in “street name” by a broker, bank or other nominee, your broker, bank or other nominee has authority to vote your unvoted shares held by the firm on this proposal. If your broker, bank or other nominee does not exercise this authority, such “broker non-votes” will have no effect on the results of this vote.

The board of directors recommends voting “FOR” Proposal No. 2 to ratify the appointment of KPMG LLP as Cullinan Therapeutics’ independent registered public accounting firm for the fiscal year ending December 31, 2026.

CORPORATE GOVERNANCE

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our board of directors and as set forth in the director guidelines and recommending such persons to be nominated for election as directors, except where we are legally required by contract, law or otherwise to provide third parties with the right to nominate.

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by management, recruiters, members of the committee and our board of directors. The qualifications, qualities and skills that our nominating and corporate governance committee believes must be met by a committee-recommended nominee for a position on our board of directors are as follows:

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Nominees should demonstrate high standards of personal and professional ethics and integrity.
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Nominees should have proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment.
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Nominees should have skills that are complementary to those of the existing board of directors.
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Nominees should have the ability to assist and support management and make significant contributions to the Company’s success.
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Nominees should have an understanding of the fiduciary responsibilities that are required of a member of the board of directors and the commitment of time and energy necessary to diligently carry out those responsibilities.

Stockholders may recommend individuals to the nominating and corporate governance committee for consideration as potential director candidates. Any such proposals should be submitted to our Corporate Secretary at our principal executive offices and should include appropriate biographical and background material to allow the nominating and corporate governance committee to properly evaluate the potential director candidate and the number of shares of our stock beneficially owned by the stockholder proposing the candidate. The specific requirements for the information that is required to be provided for such recommendations to be considered are specified in our bylaws and must be received by us no later than the date referenced below under the heading “Stockholder Proposals.” Assuming that biographical and background material has been provided on a timely basis in accordance with our bylaws, any recommendations received from stockholders will be evaluated in the same manner as potential nominees proposed by the nominating and corporate governance committee. If our board of directors determines to nominate a stockholder-recommended candidate and recommends his or her election, then his or her name will be included on our proxy card for the next annual meeting of stockholders.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of our company and our stockholders. These guidelines, which provide a framework for the conduct of our board of directors’ business, provide that:

•
the principal responsibility of our board of directors is to oversee our management;
•
a majority of the members of the board of directors must be independent directors, as defined by the applicable Nasdaq rules;
•
the independent directors meet at least once a year in executive session;
•
directors have full and free access to management and, as necessary and appropriate, independent advisors; and
•
new directors participate in an orientation program and all directors are expected to participate in continuing director education on an ongoing basis.

Director Independence

Applicable Nasdaq Stock Market LLC (“Nasdaq”) rules require a majority of a listed company’s board of directors to be comprised of independent directors. In addition, the Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent, that audit committee members also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and that compensation committee members satisfy independence criteria set forth in Rule 10C-1 under the Exchange Act. Under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In addition, in affirmatively determining the independence of any director who will serve on a company’s compensation committee, Rule 10C-1 under the Exchange Act requires that a company’s board of directors must consider all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including: the source of compensation to the director, including any consulting, advisory or other compensatory fee paid by such company to the director, and whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our board of directors has determined that all current members of the board of directors, except Nadim Ahmed, are independent directors, including for purposes of the rules of Nasdaq and the SEC. In making such independence determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. In considering the independence of the directors listed above, our board of directors considered the association of our directors with the holders of more than 5% of our common stock. There are no family relationships among any of our directors or executive officers. Mr. Ahmed is not an independent director under these rules because he is our President and Chief Executive Officer.

Board Diversity

Although the board of directors does not have a formal policy regarding diversity and does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the board of directors, the nominating and corporate governance committee and the full board of directors are committed to creating a board of directors with diversity, including diversity of expertise, experience, background and gender, and are committed to identifying, recruiting and advancing candidates offering such diversity in future searches. The nominating and corporate governance committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the board of directors. Nominees are not discriminated against based on race, color, religion, sex, ancestry, national origin, sexual orientation, disability or any other basis prescribed by law. The nominating and corporate governance committee assesses the effectiveness of this approach as part of its review of the board’s composition as well as in the course of the board’s and nominating and corporate governance committee’s self-evaluation.

Board Committees

Our board of directors has established an audit committee, a compensation committee, and a nominating and corporate governance committee. Each of the audit committee, compensation committee, and nominating and corporate governance committee operates under a charter that satisfies the applicable standards of the SEC and Nasdaq. Each such committee reviews its respective charter at least annually. A current copy of the charter for each of the audit committee, compensation committee, and nominating and corporate governance committee is posted on the corporate governance section of our website, investors.cullinantherapeutics.com/corporate-governance.

The table below shows membership for each of the standing committees of our board of directors as of April 28, 2026.

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David Meek	Andrew Allen, M.D., Ph.D.	Mittie Doyle, M.D., FACR
Anthony Rosenberg	Mary Thistle*	David Meek*
Stephen Webster*	Stephen Webster	Mary Thistle

* Denotes committee chair.

Audit Committee

David Meek, Anthony Rosenberg and Stephen Webster serve on the audit committee, which is chaired by Mr. Webster. Our board of directors has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our board of directors has designated Mr. Webster as an “audit committee financial expert,” as defined under the applicable rules of the SEC. During 2025, the audit committee met four times. The audit committee’s responsibilities include:

•
appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•
pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
•
reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
•
reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
•
coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
•
establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
•
recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;
•
monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
•
preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
•
reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
•
reviewing quarterly earnings releases.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee

Andrew Allen, M.D., Ph.D., Mary Thistle and Stephen Webster serve on the compensation committee, which is chaired by Ms. Thistle. Our board of directors has determined that each member of the compensation committee is “independent”, as defined in the applicable Nasdaq rules, and is a “non-employee director”, as defined in Rule 16b-3 promulgated under the Exchange Act. During 2025, the compensation committee met five times. The compensation committee’s responsibilities include:

•
annually reviewing and approving the corporate goals and objectives relevant to the compensation of our Chief Executive Officer;
•
evaluating the performance of our Chief Executive Officer in light of such corporate goals and objectives and making recommendations to the board of directors with respect to the compensation of our Chief Executive Officer;
•
reviewing and approving the compensation of our other executive officers;
•
reviewing and establishing our overall management compensation, philosophy and policy;
•
overseeing and administering our compensation and similar plans;
•
evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;
•
retaining and approving the compensation of any compensation advisors;
•
reviewing and approving our policies and procedures for the grant of equity-based awards;
•
overseeing and administering our recoupment of incentive compensation policy or “clawback” policy;
•
reviewing and making recommendations to the board of directors with respect to director compensation; and
•
reviewing and discussing with management the compensation disclosure to be included in our annual proxy statement and Annual Report on Form 10-K.

The compensation committee may establish and delegate authority to one or more subcommittees consisting of one or more of its members to carry out its responsibilities.

Nominating and Corporate Governance Committee

Mittie Doyle, M.D., FACR, David Meek and Mary Thistle serve on the nominating and corporate governance committee, which is chaired by Mr. Meek. Our board of directors has determined that each member of the nominating and corporate governance committee is “independent” as defined in the applicable Nasdaq rules. During 2025, our nominating and corporate governance committee met six times. The nominating and corporate governance committee’s responsibilities include:

•
developing and recommending to the board of directors criteria for board and committee membership;
•
establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
•
reviewing the size and composition of the board of directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us;
•
identifying individuals qualified to become members of the board of directors;
•
recommending to the board of directors the persons to be nominated for election as directors and to each of the board’s committees;
•
developing and determining a code of business conduct and ethics and a set of corporate governance guidelines;
•
overseeing the evaluation of the board of directors and management; and
•
reviewing and discussing with the board of directors the corporate succession plans for the Chief Executive Officer and other key officers and developing succession plans for the board of directors, as needed.

The nominating and corporate governance committee considers candidates for board of director membership suggested by its members and our Chief Executive Officer. Additionally, in selecting nominees for directors, the nominating and corporate governance committee will review candidates recommended by stockholders in the same manner and using the same general criteria as candidates recruited by the committee and/or recommended by our board of directors. Any stockholder who wishes to recommend a candidate for consideration by the committee as a nominee for director should follow the procedures described later in this proxy statement under the heading “Stockholder Proposals.” The nominating and corporate governance committee will also consider whether to nominate any person proposed by a stockholder in accordance with the provisions of our bylaws relating to stockholder nominations as described later in this proxy statement under the heading “Stockholder Proposals.”

Identifying and Evaluating Director Nominees. Our board of directors is responsible for filling vacancies on our board of directors and for nominating candidates for election by our stockholders each year in the class of directors whose term expires at the relevant annual meeting. The board of directors delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the board of directors, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of our board of directors. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the board of directors’ approval to fill a vacancy or as director nominees for election to the board of directors by our stockholders each year in the class of directors whose term expires at the relevant annual meeting.

Board and Committee Meetings Attendance

The full board of directors met seven times during 2025. During 2025, each member of the board of directors attended in person or participated in 75% or more of the aggregate of (i) the total number of meetings of the board of directors (held during the period for which such person was a director), and (ii) the total number of meetings held by all committees of the board of directors on which such person served (during the periods that such person served).

Director Attendance at Annual Meeting of Stockholders

Directors are responsible for attending the annual meeting of stockholders to the extent practicable. All of our directors who were then serving on our board of directors attended our 2025 annual meeting of stockholders.

Insider Trading Policies and Procedures; Anti-Hedging and Pledging of Company Stock

We have an insider trading policy which governs the purchase, sale and/or other dispositions of the Company’s securities by the Company’s directors, officers, employees, consultants and other covered persons and is designed to promote compliance with insider trading laws, rules and regulations, and listing standards applicable to the Company. Our insider trading policy is filed as an exhibit to our 2025 Annual Report. The Company also does not engage in transactions in our own securities while in possession of material nonpublic information concerning the Company or our securities.

Certain transactions in our securities (such as purchases and sales of publicly traded put and call options, and short sales) create a heightened compliance risk or could create the appearance of misalignment between management and stockholders. In addition, securities held in a margin account or pledged as collateral may be sold without consent if the owner fails to meet a margin call or defaults on the loan, thus creating the risk that a sale may occur at a time when an officer or director is aware of material, non-public information or otherwise is not permitted to trade in Company securities. Our insider trading policy expressly prohibits derivative transactions of our stock by our executive officers, directors and employees. Our insider trading policy expressly prohibits purchases of any derivative securities that provide the economic equivalent of ownership.

Code of Business Conduct and Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A current copy of the code is posted on the corporate governance section of our website, which is located at investors.cullinantherapeutics.com/corporate-governance. If we make any substantive amendments to, or grant any waivers from, the code of business conduct and ethics for any officer or director, we will disclose the nature of such amendment or waiver on our website or in a Current Report on Form 8-K.

Board Leadership Structure and Board’s Role in Risk Oversight

Currently, the role of chairperson of the board of directors is separated from the role of chief executive officer, and we plan to keep these roles separate. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairperson of the board to lead the board of directors in its fundamental role of providing advice to and independent oversight of management. Our board of directors recognizes the time, effort, and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairperson, particularly as the board of directors’ oversight responsibilities continue to grow. While our bylaws and our corporate governance guidelines do not require that our chairperson and chief executive officer positions be separate, our board of directors believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance.

Risk is inherent to every business, and how well a business manages risk can ultimately determine its success. We face a number of risks, including risks relating to our financial condition, development and commercialization activities, operations, strategic direction and intellectual property. Management is responsible for the day-to-day management of risks we face, while our board of directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our board of directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed.

The role of the board of directors in overseeing the management of our risks is conducted primarily through committees of the board of directors, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full board of directors (or the appropriate board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on us, and the steps we take to manage them. When a board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairperson of the relevant committee reports on the discussion to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Communication with the Directors of Cullinan Therapeutics

Any interested party with concerns about our company may report such concerns to the board of directors or the chairperson of our board of directors and nominating and corporate governance committee, by submitting a written communication to the attention of such director at the following address:

c/o Cullinan Therapeutics, Inc.

One Main Street, Suite 1350

Cambridge, Massachusetts 02142

United States

You may submit your concern anonymously or confidentially by postal mail. You may also indicate whether you are a stockholder, customer, supplier or other interested party.

A copy of any such written communication may also be forwarded to Cullinan Therapeutics’ legal counsel and a copy of such communication may be retained for a reasonable period of time. The director may discuss the matter with Cullinan Therapeutics’ legal counsel, with independent advisors, with non-employee directors, or with Cullinan Therapeutics’ management, or may take other action or no action as the director determines in good faith, using reasonable judgment and applying his or her own discretion.

Communications may be forwarded to other directors if they relate to important substantive matters and include suggestions or comments that may be important for other directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

The audit committee oversees the procedures for the receipt, retention, and treatment of complaints received by Cullinan Therapeutics regarding accounting, internal accounting controls, or audit matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting, internal accounting controls or auditing matters. Cullinan Therapeutics has also established a toll-free telephone number for the reporting of such activity, which is (833) 761-5898.

Director Compensation

2025 Director Compensation Table

The table below shows all compensation earned by or paid to our non-employee directors during 2025. Nadim Ahmed, our Chief Executive Officer, does not receive any compensation for his services as a director and, consequently, is not included in this table. The compensation received by Mr. Ahmed during 2025 is set forth in the “Executive Compensation— 2025 Summary Compensation Table.”

Name	Fees Earned or Paid in Cash	Option Awards (2)(3)		Total
Andrew Allen, M.D., Ph.D.(1)	$18,328	$358,998		$377,326
Mittie Doyle, M.D., FACR(4)	$17,930	$358,998		$376,928
Anne-Marie Martin, Ph.D.(5)	$—	$214,995		$214,995
David Meek	$53,644	$214,995		$268,639
Anthony Rosenberg	$91,334	$214,995		$306,329
David P. Ryan, M.D.(6)	$27,715	$214,995		$242,710
Mary Thistle	$49,781	$—	(7)	$49,781
Stephen Webster	$68,191	$214,995		$283,186

(1)
Dr. Allen was appointed to our board of directors effective August 7, 2025. His fees were pro-rated to reflect the number of days he served as a member of the board in 2025.
(2)
Amounts represent the aggregate grant date fair value of options to purchase shares of our common stock granted to our non-employee directors in 2025, computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718, excluding the effect of estimated forfeitures. The assumptions used to value the options for this purpose are set forth in Note 8 to our consolidated financial statements included in our 2025 Annual Report
(3)
As of December 31, 2025, the aggregate number of shares of our common stock subject to outstanding option awards held by our non-employee directors was as follows: Dr. Allen, 79,456 shares; Dr. Doyle, 79,456 shares; Dr. Martin, 71,136 shares; Mr. Meek, 54,131 shares; Mr. Rosenberg, 304,928 shares; Dr. Ryan, 33,240 shares; Ms. Thistle, 25,743 shares; and Mr. Webster, 122,333 shares.
(4)
Dr. Doyle was appointed to our board of directors effective August 7, 2025. Her fees were pro-rated to reflect the number of days she served as a member of the board in 2025.
(5)
Dr. Martin resigned from our board of directors effective August 7, 2025. She did not receive cash retainer fees due to her agreement with the Company.
(6)
Dr. Ryan resigned from our board of directors effective August 7, 2025. His fees were pro-rated to reflect the number of days he served as a member of the board and committees in 2025.
(7)
Ms. Thistle commenced service as a director in August 2024 and therefore was ineligible for an Annual Grant in 2025 under the then-existing terms of our non-employee director compensation policy, as described below.

Non-Employee Director Compensation Policy

Under our non-employee director compensation policy, which was updated in February 2026 as described below, we pay our non-employee directors a cash retainer for service on the board of directors and for service on each committee on which the director is a member. The chairperson of our board of directors receives an additional annual retainer for such service. The fees are designed to enable us to attract and retain, on a long-term basis, highly qualified non-employee directors. The schedule of non-employee director cash retainers in effect as of December 31, 2025 is set forth below.

Annual Retainer
Board of Directors:
Members	$40,000
Additional retainer for non-executive chairperson	$35,000
Audit Committee:
Members (other than chairperson)	$10,000
Chairperson	$20,000
Compensation Committee:
Members (other than chairperson)	$6,000
Chairperson	$12,000
Nominating and Corporate Governance Committee:
Members (other than chairperson)	$5,000
Chairperson	$10,000

In addition, our non-employee director compensation policy provides that, upon initial election to our board of directors, each non-employee director will be granted an option to purchase shares of our common stock with a grant date fair value of $359,000 (the "Initial Grant"). The Initial Grant vests in equal installments on the first, second and third anniversaries of the grant date, subject to continued service as a director through the applicable vesting date. Furthermore, on the date of each annual meeting of stockholders, each non-employee director who continues as a non-employee director following such meeting will be granted an option to purchase shares of our common stock with a grant date fair value of $215,000 (the "Annual Grant"). The Annual Grant will vest in full on the earlier of (i) the first anniversary of the grant date or (ii) our next annual meeting of stockholders, subject to continued service as a director through the applicable vesting date. Prior to the policy updates described below, directors were not entitled to the Annual Grant until they had been on the board for a full year. Initial Grants and Annual Grants vest in full upon the sale of the Company.

We reimburse all reasonable out-of-pocket expenses incurred by non-employee directors in attending meetings of the board of directors and committees.

Under the non-employee director compensation policy, the aggregate amount of compensation, including both equity compensation and cash compensation, paid to a non-employee director in any year for service as a director may not exceed $500,000 ($750,000 for the year in which the non-employee director is initially elected or appointed to our board of directors).

In February 2026, following consultation with Pay Governance and a review of non-employee director compensation programs at companies in our peer group, our compensation committee recommended, and our board of directors approved, an update to the equity component of our non-employee director compensation policy, which (i) increased the grant date fair value of the Initial Grant from $359,000 to $430,000 and (ii) revised our policy with respect to the Annual Grant to provide for a prorated Annual Grant following a board member’s initial election based on the number of days served between the initial appointment or election and the date of the next Annual Grant. Furthermore, our compensation committee recommended, and our board of directors approved, an update to increase our non-employee director annual cash retainers as set forth below:

Annual Retainer
Compensation Committee:
Members (other than chairperson)	$7,500
Chairperson	$15,000

Executive Compensation

The compensation provided to our named executive officers for 2025 and 2024 is set forth in the 2025 Summary Compensation Table, as well as the accompanying footnotes and narrative that follow the table. Our named executive officers for 2025 are:

•
Nadim Ahmed, our President and Chief Executive Officer;
•
Jeffrey Jones, M.D., our Chief Medical Officer; and
•
Mary Kay Fenton, our Chief Financial Officer.

2025 Summary Compensation Table

The following table presents total compensation awarded to, earned by or paid to our named executive officers for services rendered to us in all capacities during the years listed below.

Name and Principal Position	Year	Salary	Stock Awards (1)	Option Awards(1)	Nonequity Incentive Plan Compensation (2)	All Other Compensation		Total
Nadim Ahmed(3)	2025	$698,476	$1,697,400	$2,234,340	$419,086	$50,704	(4)	$5,100,006
President and Chief Executive Officer	2024	$674,856	$2,806,400	$3,704,160	$455,528	$43,422	(4)	$7,684,366
Jeffrey Jones, M.D.	2025	$529,804	$612,950	$806,845	$218,279	$53,700	(5)	$2,221,578
Chief Medical Officer	2024	$511,888	$1,096,250	$1,446,938	$274,372	$58,566	(5)	$3,388,014
Mary Kay Fenton(6)	2025	$512,325	$565,800	$744,780	$211,898	$44,034	(7)	$2,078,837
Chief Financial Officer	2024	$333,808	$—	$3,598,260	$174,581	$35,764	(7)	$4,142,413

(1)
The amounts reported represent the aggregate grant date fair value of the stock option and restricted stock unit (“RSUs”) awards granted to the named executive officers during 2025 and 2024, respectively, computed in accordance with FASB ASC Topic 718, excluding the effects of estimated forfeitures. The assumptions used to value the stock option awards for this purpose are set forth in Note 8 to our consolidated financial statements included in our 2025 Annual Report. RSUs are valued based on the closing price of our common stock on the grant date.
(2)
Amounts shown for Dr. Jones and Ms. Fenton reflect the annual cash bonuses that were earned in the applicable year based on the achievement of corporate and individual performance goals, and, in the case of Mr. Ahmed, the amounts shown reflect the annual cash bonus that was earned in the applicable year based solely on the achievement of corporate performance goals.
(3)
Mr. Ahmed also serves as a member of our board of directors but does not receive any additional compensation for his service as a director.
(4)
The amount reported for Mr. Ahmed for 2025 includes commuting and related travel expenses of $32,625 and 401(k) matching contributions of $17,500. The amount reported for Mr. Ahmed for 2024 includes commuting and related travel expenses of $24,546 and 401(k) matching contributions of $17,250.
(5)
The amount reported for Dr. Jones for 2025 includes commuting and related travel expenses of $35,621 and 401(k) matching contributions of $17,500. The amount reported for Dr. Jones for 2024 includes commuting and related travel expenses of $39,690 and 401(k) matching contributions of $17,250.
(6)
Ms. Fenton joined the Company as our Chief Financial Officer on April 29, 2024.
(7)
The amount reported for Ms. Fenton for 2025 includes commuting and related travel expenses of $25,955 and 401(k) matching contributions of $17,500. The amount reported for Ms. Fenton for 2024 includes commuting and related travel expenses of $17,980 and 401(k) matching contributions of $16,690.

Narrative to 2025 Summary Compensation Table

Overview

Our executive compensation program is designed to attract, retain and reward key employees and to align their interests with the interests of our stockholders. Our Chief Executive Officer makes recommendations to the compensation committee of our board of directors (our “compensation committee”) about the compensation of his direct reports (except with respect to his own compensation), and our compensation committee is responsible for determining the compensation of our executive officers.

Until June 2025, our compensation committee had engaged Compensia as its independent compensation consultant and, since such time, has engaged Pay Governance in such capacity. Each of Compensia and Pay Governance are independent compensation consulting firms and assist or assisted, as the case may be, the compensation committee in evaluating the Company’s executive and director compensation practices, including program design, identification of an appropriate peer group for compensation comparison purposes and providing competitive market pay data. Prior to engaging each of Compensia and Pay Governance, our compensation committee assessed the independence of each of Compensia and Pay Governance from management and, on the basis of that assessment and after taking into consideration the independence factors that are required to be considered under applicable stock exchange listing standards and SEC rules, determined that none of the work performed by either Compensia or Pay Governance gave rise to a conflict of interest or would compromise either Compensia or Pay Governance’s independence.

Base Salary

We offer base salaries to provide a stable level of fixed compensation to our executive officers for the performance of their day-to-day responsibilities. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted. During 2025, our compensation committee increased the annual base salaries for Mr. Ahmed, Dr. Jones and Ms. Fenton, as shown below.

Named Executive Officer	2024 Base Salary	2025 Base Salary	Percentage Increase
Nadim Ahmed	$674,856	$698,476	3.50%
Jeffrey Jones, M.D.	$511,888	$529,804	3.50%
Mary Kay Fenton	$495,000	$512,325	3.50%

Annual Incentive Bonus Arrangements

In accordance with our senior executive cash incentive plan, the target annual incentive bonus for our executives is generally established in the executive officer’s employment agreement or at the outset of the fiscal year by the board or compensation committee. Target annual incentive bonuses are generally based on a percentage of the executive’s base salary that is intended to be competitive with that offered to similarly-situated executives at our peer group companies against whom we compete for executive talent, to the extent such comparable positions exist. The 2025 target annual incentive bonus for each of our named executive officers is provided below, along with the actual annual incentive bonuses earned for each of our named executive officers. For Mr. Ahmed, the actual bonus amount earned was based on our compensation committee’s and board of directors’ evaluation of the Company’s performance during 2025, as measured against pre-defined performance metrics in accordance with our senior executive cash incentive plan. For each of Ms. Fenton and Dr. Jones, the actual bonus amount earned was based on our compensation committee’s evaluation of their individual performance and the Company’s performance during 2025, as measured against pre-defined performance metrics, in accordance with our senior executive cash incentive plan.

	2025 Annual Incentive Bonuses
Named Executive Officer	Target (% of base salary)	Actual (% of base salary)

Nadim Ahmed	60%	60%
Jeffrey Jones, M.D.	40%	41%
Mary Kay Fenton	40%	41%

Equity Compensation

Our employees and executive officers are eligible to receive stock options and other stock-based awards pursuant to our 2021 Stock Option and Incentive Plan (the “2021 Stock Plan”).

We believe that equity awards provide our executive officers with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executive officers and our stockholders. In addition, we believe that equity awards with multi-year vesting requirements promote executive retention because they incentivize our executive officers to remain in our employment during the award's vesting period. Our compensation committee annually reviews the equity incentive compensation of our executive officers, including our named executive officers. We typically grant equity awards in the form of stock options in connection with the commencement of an executive officer’s employment and as either a combination of both stock options and RSUs or solely stock options on an annual basis thereafter. We set option exercise prices at the closing market price of a share of our common stock on the date of grant (or the immediately preceding date on which a closing market price was reported if there is no closing market price on the date of grant).

On February 19, 2025, each of our named executive officers was granted (i) options to purchase shares of our common stock, which vest in equal monthly installments over the 48 months following the grant date, subject to continued service through each vesting date and (ii) RSUs that represent the right to receive, at settlement, a set number of shares of our common stock, which vest in equal annual installments over the four years following the grant date, subject to continued service through each vesting date (the “2025 Equity Awards”). The 2025 Equity Awards are provided in the table below.

	2025 Equity Awards
Named Executive Officer	Shares of Common Stock Underlying Option	Option Exercise Price	Shares of Common Stock Underlying RSUs
Nadim Ahmed	360,000	$9.43	180,000
Jeffrey Jones, M.D.	130,000	$9.43	65,000
Mary Kay Fenton	120,000	$9.43	60,000

Employment Agreements with our Named Executive Officers

We have entered into employment agreements with each of our named executive officers. Each agreement sets forth such executive officer’s base salary, target bonus percentage and eligibility to participate in our benefit plans generally. Each of our named executive officers is also subject to a confidentiality, assignment and non-solicitation agreement, which provides for a perpetual post-termination confidentiality covenant as well as non-solicitation of employees and consultants covenants that apply during employment and for one year following termination. The terms “cause”, “good reason” and “change in control” referred to below are defined in each named executive officer’s employment agreement.

Nadim Ahmed

In October 2021, we entered into an employment agreement with Mr. Ahmed, who currently serves as our President and Chief Executive Officer. The employment agreement provides for an annual base salary, subject to periodic review by our board of directors or compensation committee, and an annual target cash bonus that was initially equal to 50% of Mr. Ahmed’s annual base salary, with the actual amount of any bonus payable determined in the sole discretion of our board of directors or compensation committee based on milestones to be determined by our board of directors or compensation committee. In February 2025, after benchmarking the annual target cash bonus of the chief executive officers in our peer group and upon suggestion from our compensation consultant and the compensation committee, our board approved an increase to Mr. Ahmed’s annual target cash bonus to 60% of his annual base salary. In May 2023, we entered into an amendment to Mr. Ahmed’s employment agreement to permit use of a corporate apartment in lieu of the provision of a housing allowance previously provided for in such agreement. The employment agreement also provides for Mr. Ahmed to be nominated for election to our board of directors and to be recommended to our stockholders for election to our board of directors for so long as he remains our Chief Executive Officer.

Under Mr. Ahmed’s employment agreement, in the event that Mr. Ahmed’s employment is terminated by us without cause or Mr. Ahmed resigns for good reason, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor and, in the Company’s sole discretion, a one-year post-employment noncompetition agreement, he will be entitled to receive (i) an amount equal to 12 months of his then-current base salary plus a pro-rata portion of his annual bonus, based on actual performance for the year, and (ii) if Mr. Ahmed is participating in our group health plans immediately prior to his termination and elects to continue benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the 12-month anniversary of his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the cessation of his continuation rights under COBRA. The employment agreement also provides that, in lieu of the payments and benefits described above, in the event that Mr. Ahmed’s employment is terminated by us without cause or Mr. Ahmed resigns for good reason, in either case within 12 months following a change in control of the Company, subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive (i) an amount equal to 24 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus his prorated annual bonus, based on actual performance for the year, and (ii) an amount equal to the premiums the Company would have paid to its group health plan provider or the COBRA provider as a monthly employer contribution if Mr. Ahmed had remained employed by the Company for an additional 24 months.

In addition, in the event of a termination of Mr. Ahmed’s employment by us without cause or by him for good reason (as such terms are defined in his employment agreement), in either case within 12 months following a change in control of the Company, all outstanding equity awards that vest solely based on time will immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination.

Jeffrey Jones, M.D.

In February 2022, we entered into an employment agreement with Dr. Jones, who currently serves as our Chief Medical Officer. The employment agreement provides for an annual base salary, subject to periodic review by our board of directors or compensation committee, and an annual target cash bonus equal to 40% of Dr. Jones’ annual base salary, with the actual amount of any bonus payable determined in the sole discretion of our board of directors or compensation committee, subject to the terms of any applicable incentive compensation plan of the Company.

Under Dr. Jones’ employment agreement, in the event that Dr. Jones’ employment is terminated by us without cause or Dr. Jones resigns for good reason, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor and, in the Company’s sole discretion, a one-year post-employment noncompetition agreement, he will be entitled to receive (i) an amount equal to nine months of his then-current base salary plus a prorated bonus for the year of termination, based on the termination date, and (ii) if Dr. Jones is participating in our group health plans immediately prior to his termination and elects to continue benefits under COBRA, continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the nine-month anniversary of his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the cessation of his continuation rights under COBRA. Dr. Jones’ employment agreement also provides that, in lieu of the payments and benefits described above, in the event that his employment is terminated by us without cause or he resigns for good reason, in either case within 12 months following a change in control of the Company, subject to the execution and effectiveness of a general release of claims in our favor, he will be entitled to receive (i) a lump sum cash payment equal to 12 months of his then-current base salary (or his base salary in effect immediately prior to the change in control, if higher) plus his annual target bonus for the then-current year (or the annual target bonus in effect immediately prior to the change in control, if higher), and (ii) if Dr. Jones is participating in our group health plans immediately prior to his termination and elects COBRA health continuation, continuation of such group health coverage at the same rate as if he were an active employee, until the earliest of (A) the 12-month anniversary of his termination, (B) his eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the cessation of his continuation rights under COBRA.

Dr. Jones’ employment agreement also provides that in the event Dr. Jones’ employment is terminated by us without cause or Dr. Jones resigns for good reason (as such terms are defined in his employment agreement), in either case within 12 months following a change in control of the Company, all outstanding equity awards that vest solely based on time will immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination.

Mary Kay Fenton

In April 2024, we entered into an employment agreement with Ms. Fenton, who currently serves as our Chief Financial Officer. Ms. Fenton’s initial compensation was determined and approved by our compensation committee based on advice from Compensia, including review of data for comparable positions, and internal equity considerations. The employment agreement provides for an annual base salary initially set at $495,000 per year and prorated for fiscal year 2024, subject to periodic review by our board of directors or compensation committee, and an annual target cash bonus equal to 40% of Ms. Fenton’s annual base salary, with the actual amount of any bonus payable determined in the sole discretion of our board of directors or compensation committee, subject to the terms of any applicable incentive compensation plan of the Company.

Under Ms. Fenton’s employment agreement, in the event that Ms. Fenton’s employment is terminated by us without cause or Ms. Fenton resigns for good reason, subject to the execution and effectiveness of a separation agreement, including a general release of claims in our favor and, in the Company’s sole discretion, a one-year post-employment noncompetition agreement, she will be entitled to receive (i) an amount equal to nine months of her then-current base salary plus a prorated bonus for the year of termination, based on the termination date, and (ii) if Ms. Fenton is participating in our group health plans immediately prior to her termination and elects to continue benefits under COBRA, continuation of such group health coverage at the same rate as if she were an active employee, until the earliest of (A) the nine-month anniversary of her termination, (B) her eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the cessation of her continuation rights under COBRA. Ms. Fenton’s employment agreement also provides that, in lieu of the payments and benefits described above, in the event that her employment is terminated by us without cause or she resigns for good reason, in either case within 12 months following a change in control of the Company, subject to the execution and effectiveness of a general release of claims in our favor, she will be entitled to receive (i) a lump sum cash payment equal to 12 months of her then-current base salary (or her base salary in effect immediately prior to the change in control, if higher) plus her annual target bonus for the then-current year (or the annual target bonus in effect immediately prior to the change in control, if higher), and (ii) if Ms. Fenton is participating in our group health plans immediately prior to her termination and elects COBRA health continuation, continuation of such group health coverage at the same rate as if she were an active employee, until the earliest of (A) the 12-month anniversary of her termination, (B) her eligibility for group medical plan benefits under any other employer’s group medical plan or (C) the cessation of her continuation rights under COBRA.

Ms. Fenton’s employment agreement also provides that in the event Ms. Fenton’s employment is terminated by us without cause or Ms. Fenton resigns for good reason (as such terms are defined in her employment agreement), in either case within 12 months following a change in control of the Company, all outstanding equity awards that vest solely based on time will immediately accelerate and become fully vested and exercisable or nonforfeitable on the date of termination.

2025 Outstanding Equity Awards at Fiscal Year End Table

The following table presents the outstanding equity awards held by each of our named executive officers as of December 31, 2025.

	Option Awards					Stock Awards
Name	Number of securities underlying unexercised options exercisable	Number of securities underlying unexercised options unexercisable		Option exercise price	Option expiration date	Number of shares or units that have not vested		Market value of shares or units that have not vested(1)
Nadim Ahmed	2,710,000	—	(2)	$21.12	10/17/2031	—		—
	149,458	61,542	(2)	$11.03	2/22/2033	—		—
	146,666	173,334	(2)	$17.54	2/22/2034	—		—
	75,048	284,952	(2)	$9.43	2/19/2035	—		—
	—	—		—	—	31,792	(4)	329,047
	—	—		—	—	120,000	(5)	1,242,000
	—	—		—	—	180,000	(6)	1,863,000
Jeffrey Jones, M.D.	206,041	8,959	(3)	$14.34	2/28/2032	—		—
	85,000	35,000	(2)	$11.34	2/17/2033	—		—
	57,291	67,709	(2)	$17.54	2/22/2034	—		—
	27,100	102,900	(2)	$9.43	2/19/2035	—		—
	—	—		—	—	17,500	(7)	181,125
	—	—		—	—	46,875	(5)	485,156
	—	—		—	—	65,000	(6)	672,750
Mary Kay Fenton	83,333	116,667	(3)	$27.12	4/29/2034	—		—
	25,016	94,984	(2)	$9.43	2/19/2035	—		—
	—	—		—	—	60,000	(6)	621,000

(1)
Amounts reported are based on a price of $10.35 per share, which was the closing market price of our common stock as reported on the Nasdaq Global Select Market on the last trading day of the year, December 31, 2025.
(2)
Represents an option to purchase shares of our common stock, which vests in 48 equal monthly installments, generally subject to the named executive officer’s continued service through each vesting date.
(3)
Represents an option to purchase shares of our common stock, which vests as follows: 25% of the shares underlying the option vest on the first anniversary of the vesting commencement date and the remaining shares vest in 36 equal monthly installments thereafter, generally subject to the named executive officer’s continued service through each vesting date.
(4)
Represents shares of common stock underlying service-based RSUs granted on February 22, 2023, which vest in 48 equal monthly installments, generally subject to the named executive officer’s continued service through each vesting date.
(5)
Reflects shares of common stock underlying service-based RSUs granted on February 22, 2024, which vest in four equal annual installments, generally subject to the named executive officer’s continued service through each vesting date.
(6)
Reflects shares of common stock underlying service-based RSUs granted on February 19, 2025, which vest in four equal annual installments, generally subject to the named executive officer’s continued service through each vesting date.
(7)
Represents shares of common stock underlying service-based RSUs granted on February 17, 2023, which vest in 48 equal monthly installments, generally subject to the named executive officer’s continued service through each vesting date.

Compensation Risk Assessment

We do not believe that our executive compensation program encourages excessive or unnecessary risk taking. Our compensation program, including any performance-based compensation, is designed to encourage our named executive officers and other employees to remain focused on both short-term and long-term strategic goals. As a result, we do not believe that our compensation programs are reasonably likely to have a material adverse effect on us.

Employee Benefits

Our eligible U.S. employees, including our executive officers, participate in a tax-qualified retirement plan that provides an opportunity to save for retirement on a tax-advantaged basis. Plan participants are able to defer eligible compensation subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Code”). We make a safe harbor matching contribution equal to 100% of our employee’s deferrals, up to a maximum of 5% of the employee’s salary, subject to applicable Code limits.

All of our full-time employees, including our executive officers, are eligible to participate in certain medical, disability and life insurance benefit programs offered by us. We pay the premiums for term life insurance and short-term and long-term disability for all of our employees, including our executive officers. We also provide all employees, including our executive officers, paid time off benefits including vacation, sick time and holidays. We do not sponsor any qualified or non-qualified defined benefit plans nor any non-qualified defined contribution plans for any of our employees or executive officers.

In accordance with our insider trading policy, our non-employee directors and executive officers may adopt written plans, known as Exchange Act Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to Release of Material Nonpublic Information

As a matter of practice, we do not grant stock options or other equity awards in anticipation of the release of material nonpublic information that is likely to result in changes to the price of our common stock. We also do not time the public release of material nonpublic information based on stock option grant dates. Stock option grants to our employees, including our executive officers, are generally made annually on the date of the board of directors meeting that is held during the first quarter of each year, and the grants are effective on such date. The date of such meeting is generally scheduled in advance and is not expected to be within four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information.

Under our equity award grant policy, any stock option awards granted to new hires, except for executive officers, are effective as of the first day of the month immediately following their commencement of service. For executive officers that are new hires, their stock option awards are granted on their first date of service. Under our non-employee director compensation policy, our directors are granted an annual stock option grant on the date of each annual stockholders’ meeting and an initial stock option grant award on their first date of service. During the period covered by this report, we have not timed the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

During the fiscal year ended December 31, 2025, none of our named executive officers were awarded options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports.

Pay Versus Performance

The following tables and related disclosures provide information about (i) the “total compensation” of our principal executive officer ("PEO") and our other named executive officers ("Other NEOs"), as presented in the Summary Compensation Table ("SCT") on page 18, (ii) the “compensation actually paid” to our PEO and our Other NEOs, as calculated pursuant to the SEC’s pay-versus-performance rules, or the Compensation Actually Paid ("CAP") amounts, (iii) certain financial performance measures, and (iv) the relationship of the CAP amounts to those financial performance measures. This disclosure has been prepared in accordance with Item 402(v) of Regulation S-K and does not necessarily reflect the value actually realized by the named executive officers or how our compensation committee evaluates compensation decisions in light of company or individual performance.

Year	Summary compensation table total for PEO (1)	Compensation actually paid to PEO (1)(2)	Average summary compensation table total for non-PEO named executive officers (1)	Average compensation actually paid to non-PEO named executive officers (1)(2)	Value of initial fixed $100 investment based on total shareholder return	Net income (loss)
2025	$5,100,006	$2,330,168	$2,150,208	$1,609,870	$98.10	$(219,879)
2024	$7,684,366	$8,896,128	$3,844,287	$1,967,308	$115.45	$(167,575)
2023	$4,008,206	$(184,883)	$2,313,001	$1,878,710	$96.59	$(155,101)

(1)
For 2025, our PEO was Nadim Ahmed and our Other NEOs were Jeffrey Jones, M.D. and Mary Kay Fenton. For 2024, our PEO was Mr. Ahmed and our Other NEOs were Dr. Jones, Ms. Fenton, and Jeffrey Trigilio. For 2023, our PEO was Mr. Ahmed and out Other NEOs were Dr. Jones and Mr. Trigilio.

(2)
The following table describes the adjustments, each of which is prescribed by Item 402(v) of Regulation S-K, to calculate the CAP amounts from the SCT amounts. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant. The SCT amounts and the CAP amounts do not reflect the actual amount of compensation earned or received by or paid to our named executive officers during the applicable years but rather are amounts determined in accordance with Item 402(v) of Regulation S-K.

	2025		2024 (1)		2023 (1)
Adjustments	PEO	Other NEOs*	PEO	Other NEOs*	PEO	Other NEOs*
SCT Amounts	$5,100,006	$2,150,208	$7,684,366	$3,844,287	$4,008,206	$2,313,001
(Subtract): Aggregate grant date fair value for stock awards and option awards included in SCT Amounts for the covered fiscal year	(3,931,740)	(1,365,188)	(6,510,560)	(3,136,645)	(2,847,690)	(1,461,534)
Add: Fair value at year end of awards granted during the covered fiscal year that were outstanding and unvested at the covered fiscal year end	3,761,557	1,306,098	3,649,988	851,450	1,964,813	975,999
Add (Subtract): Year-over-year change in fair value (from the end of the prior fiscal year) at covered fiscal year end of awards granted in any prior fiscal year that were outstanding and unvested at the covered fiscal year end	(720,042)	(260,737)	318,699	58,965	(3,322,566)	(155,490)
Add: Fair value as of the vesting date for awards that are granted and vest in the same year	359,446	124,806	710,120	205,934	521,952	262,824
Add (Subtract): Change as of the vesting date (from the end of the prior fiscal year) in fair value of awards granted in any prior fiscal year for which vesting conditions were satisfied during the covered fiscal year	(2,234,759)	(345,317)	3,043,515	364,862	(509,598)	(56,090)
(Subtract): Fair value at end of prior fiscal year of awards granted in any prior fiscal year that failed to meet the applicable vesting conditions during the covered fiscal year	(4,300)	—	—	(221,545)	—	—
CAP Amounts (as calculated)	2,330,168	1,609,870	8,896,128	1,967,308	(184,883)	1,878,710

* Amounts presented are averages for the entire group of Other NEOs in each respective year.

(1)
Numbers in the columns for 2024 and 2023 have been revised from the numbers previously reported in last year’s Pay Versus Performance Table in order to correct an administrative error in the calculation of “compensation actually paid” related to the remeasurement of the value of equity awards at year end. The error did not affect the Summary Compensation Table or any other compensation amounts disclosed in the prior year proxy statement.

Analysis of Information Presented in the Pay Versus Performance Table

We generally seek to incentivize long-term performance and therefore do not specifically align our performance measures with CAP for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Income (Loss)

Because we are not a commercial-stage company, we did not have any revenue during the periods presented. Consequently, our Company has not historically considered to net income (loss) as a performance measure for our executive compensation program.

Our net loss in 2025 increased $52.3 million, or 31.2%, from 2024. The CAP to our PEO for 2025 decreased $6.6 million, or 73.8%, from 2024. The average CAP to our Other NEOs for 2025 decreased $0.4 million, or 18.2%, from 2024. Our net loss in 2024 increased $12.5 million, or 8.0%, from 2023. The CAP to our PEO for 2024 increased $9.1 million, or 4911.8%, from 2023. The average CAP to our Other NEOs for 2024 increased $0.1 million, or 4.7%, from 2023.

Compensation Actually Paid and Cumulative TSR

As reflected in the table, our total shareholder return ("TSR") for 2025 declined compared to 2024, and the CAP to our PEO and the CAP to our Other NEOs both decreased in 2025 compared to 2024. As reflected in the table, our total shareholder return ("TSR") for 2024 increased compared to 2023, and the CAP to our PEO and the CAP to our Other NEOs both increased in 2024 compared to 2023.

Equity Compensation Plan Information

The following table provides information as of December 31, 2025 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

	Equity Compensation Plans as of December 31, 2025
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities in first column)
Equity compensation plans approved by security holders(1)(2)(3)	12,516,874	$15.42	4,202,692
Equity compensation plans not approved by security holders(4)	1,292,867	$12.34	—
Total	13,809,741	$15.13	4,202,692

(1)
Consists of the 2021 Stock Plan and our 2021 Employee Stock Purchase Plan (the "ESPP").
(2)
The 2021 Stock Plan provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1 by (i) 5% of the number of shares of our common stock outstanding on the immediately preceding December 31, or (ii) such lesser number of shares as determined by our compensation committee. On January 1, 2026, 3,012,207 additional shares were reserved for issuance under the 2021 Stock Plan pursuant to this provision.
(3)
The ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1 by the lesser of (i) 833,330 shares of common stock, (ii) 1% of the number of shares of our common stock outstanding on the immediately preceding December 31, or (iii) such lesser number of shares as determined by our board of directors. On January 1, 2026, 602,441 additional shares were reserved for issuance under the ESPP pursuant to this provision.
(4)
Consists of shares of common stock issuable upon exercise of outstanding stock options granted pursuant to the Nasdaq inducement grant exception as a component of employment compensation for employees. The inducement grants were made as an inducement material to employees entering into employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

PROPOSAL NO. 3 – APPROVAL OF AN Advisory vote on NAMED executive OFFICER compensation

We are providing our stockholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules. This proposal, which is commonly referred to as a “say-on-pay” proposal, is required by Section 14A of the Exchange Act. At the 2025 annual meeting of stockholders, stockholders approved, on an advisory basis, an annual advisory vote on the compensation of our named executive officers. In accordance with the results of this vote, the board of directors determined to implement an advisory vote on the compensation of our named executive officers every year.

Our executive compensation program is designed to attract, motivate, and retain our executive officers, who are critical to our success. Under this program, our named executive officers are rewarded for the achievement of our near-term and longer-term financial and strategic goals and for driving corporate financial performance and stability with elements of cash and equity-based compensation.

The “Executive Compensation” section of this proxy statement beginning on page 17 describes our executive compensation program and the decisions made by the compensation committee with respect to the year ended December 31, 2025. The key elements of our executive compensation program include the following:

•
Base salary:
o
Fixed component of pay to provide financial stability, based on responsibilities, experience, individual contributions and peer company data.
•
Annual incentive bonus arrangements:
o
To promote and reward the achievement of key short-term strategic and business goals of the Company as well as individual performance; to motivate and attract executives.
o
Variable component of pay based on annual pre-defined Company and individual goals.
•
Equity incentive compensation:
o
To encourage executives and other employees to focus on long-term Company performance; to promote retention; to reward outstanding Company and individual performance.
o
Typically subject to multi-year vesting based on continued service and are in the form of stock options and restricted stock units, the value of which depends on the performance of our common stock price, in order to align employee interests with those of our stockholders over the longer-term.

We have designed our executive compensation program to embody a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executive officers with our stockholders. We believe this link between compensation and the achievement of our near- and long-term business goals has helped drive our performance over time. At the same time, we believe our program does not encourage excessive risk-taking by management.

Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

Vote Required and Board of Directors’ Recommendation

As an advisory vote, this proposal is not binding. The outcome of this advisory vote will not overrule any decision by us or the board of directors (or any committee thereof), create or imply any change to the fiduciary duties of our company or the board of directors (or any committee thereof), or create or imply any additional fiduciary duties for our company or the board of directors (or any committee thereof). However, our compensation committee and board of directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

The board of directors recommends voting “FOR” Proposal No. 3 to approve the compensation of our named executive officers.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than the compensation agreements and other arrangements described under “Executive Compensation” and “Director Compensation” in this Proxy Statement and the transactions described below, since January 1, 2024, there has not been and there is not currently proposed, any transaction or series of similar transactions to which we were, or will be, a party in which the amount involved exceeded, or will exceed, $120,000 and in which any director, executive officer, holder of five percent or more of any class of our capital stock or any member of the immediate family of, or entities affiliated with, any of the foregoing persons, had, or will have, a direct or indirect material interest.

Agreements with Our Stockholders

Royalty Transfer Agreements

Cullinan Amber Corp. (“Cullinan Amber”), Cullinan Florentine Corp. (“Cullinan Florentine"), and Cullinan MICA Corp. (“Cullinan MICA”) are each party to royalty transfer agreements (the “Royalty Transfer Agreements") with MPM Oncology Charitable Foundation, Inc., and UBS Optimus Foundation (together, the “Foundations”). Under each of these respective agreements, each Foundation is entitled to receive a low single digit royalty percentage of all global net sales of any products developed by the applicable subsidiary, subject to limitations after patent expirations and on intellectual property developed after a change of control.

Unless earlier terminated, each Royalty Transfer Agreement shall terminate on a country-by-country basis upon the later of (i) the date that is the 12th anniversary of the first commercial sale of that subsidiary’s product in such country and (ii) the expiration of the last to expire issued patent claim of any pre-acquisition intellectual property covering the composition or use of such that subsidiary’s product in such country. The Foundations are affiliated with UBS Oncology Impact Fund L.P, which beneficially owns more than five percent of our outstanding common stock.

Simultaneously with the execution of each Royalty Transfer Agreement, Cullinan Amber, Cullinan Florentine, and Cullinan MICA each also entered into a letter agreement (the "Royalty Letter") with the Foundations and the Company. Pursuant to the Royalty Letters, the parties agreed that a portion of the cash consideration paid by the Company to the applicable subsidiary for the purchase of securities was to be treated as consideration for the right to receive a low single digit royalty percentage of all global net sales of any company products received by the applicable subsidiary (the "Royalty Stream"). Further, effective immediately subsequent to the purchase by the Company of the Royalty Stream, the Company transferred its rights under the Royalty Stream to the Foundations by directing the applicable subsidiary to execute, deliver, and perform a Royalty Transfer Agreement. The form of royalty transfer agreement is filed as Exhibit 10.21 to our Registration Statement on Form S-1 filed on December 18, 2020.

In November 2025, we discontinued the development of our Cullinan Amber and Cullinan MICA programs, and, as such, there are no remaining royalty obligations under the Royalty Transfer Agreements with each of Cullinan Amber and Cullinan MICA. The Royalty Transfer Agreement entered into by Cullinan Florentine remains in effect in accordance with its terms.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding the agreements with our named executive officers, see “Executive Compensation—Employment Agreements.”

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements will, among other things, require us to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of our Company or that person’s status as a member of our board of directors to the maximum extent allowed under Delaware law.

Related Person Transaction Policy

Our board of directors reviews and approves transactions with directors, officers and holders of five percent or more of our voting securities and their affiliates, each a related party. Our related party transactions policy provides that such transactions must be approved by our audit committee. Pursuant to this policy, the audit committee has the primary responsibility for reviewing and approving or disapproving “related party transactions,” which are transactions between us and related persons in which the aggregate amount involved exceeds or may be expected to exceed $120,000 and in which a related person has or will have a direct or indirect material interest. For purposes of this policy, a related person is defined as a director, executive officer, nominee for director, or greater than 5% beneficial owner of our common stock, in each case since the beginning of the most recently completed year, and their immediate family members.

PRINCIPAL STOCKHOLDERS

The following table sets forth information, to the extent known by us or ascertainable from public filings, with respect to the beneficial ownership of our common stock as of April 1, 2026 by:

•
each of our directors;
•
each of our named executive officers;
•
all of our directors and executive officers as a group; and
•
each person, or group of affiliated persons, who is known by us to beneficially own 5% or greater of the outstanding shares of our common stock.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 61,451,380 shares of our common stock outstanding as of April 1, 2026.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to our common stock. Shares of our common stock that a person or entity has the right to acquire within 60 days of April 1, 2026 are considered outstanding and beneficially owned by the person or entity holding the rights for the purpose of calculating the percentage ownership of that person but not for the purpose of calculating the percentage ownership of any other person. Except as otherwise noted, the persons and entities in this table have sole voting and investing power with respect to all of the shares of our common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise indicated in the table below, addresses of named beneficial owners are in care of Cullinan Therapeutics, Inc., One Main Street, Suite 1350, Cambridge, MA 02142.

Name of Beneficial Owner	Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% or Greater Stockholders
Lynx1 Capital Management LP (1)	8,963,500	14.59%
UBS Oncology Impact Fund L.P (2)	7,648,268	12.45%
Entities affiliated with BVF, Inc. (3)	6,185,463	9.99%
BlackRock, Inc. (4)	4,338,725	7.06%
The Vanguard Group (5)	3,298,504	5.37%
Kynam Capital Management, LP (6)	3,114,132	5.07%
Named Executive Officers and Directors
Nadim Ahmed(7)	3,373,136	5.21%
Jeffrey Jones, M.D.(8)	510,967	*
Mary Kay Fenton(9)	162,926	*
Andrew Allen, M.D., Ph.D.(10)	—	*
Mittie Doyle, M.D., FACR(11)	—	*
David Meek(12)	10,412	*
Anthony Rosenberg(13)	311,417	*
Mary Thistle(14)	8,581	*
Stephen Webster(15)	83,820	*
All executive officers and directors as a group (12 persons)(16)	5,735,313	8.60%

* Less than one percent

(1)
Information herein is based on a Form 4 filed with the SEC on October 30, 2025. The shares of common stock are held directly by Lynx1 Master Fund LP (“Lynx1 Master Fund”). Lynx1 Capital Management LP is the investment manager of Lynx1 Master Fund. Lynx1 Capital Management GP LLC (“Lynx1 Capital Management GP”) is the general partner of Lynx1 Capital Management LP. Weston Nichols is the sole member of Lynx1 Capital Management GP. Each of Lynx1 Capital Management LP, Lynx1 Capital Management GP and Weston Nichols expressly disclaim beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of these entities is D81 Calle C, Suite 301 PMB 1202, Dorado, Puerto Rico 00646-2051.
(2)
Information herein is based on a Form 4 filed with the SEC on September 20, 2021 and information available to us. BioImpact Capital LLC ("BioImpact") is the general partner of Oncology Impact Fund (Cayman) Management L.P., the general partner of UBS Oncology Impact Fund L.P. Ansbert Gadicke is the managing partner of BioImpact. Each of the entities and individuals listed above expressly disclaims beneficial ownership of the securities listed above except to the extent of any pecuniary interest therein. The address of these entities is 399 Boylston Street Suite 1100, Boston, MA 02116.

(3)
Information herein is based on a Schedule 13G/A filed with the SEC on February 17, 2026 and information available to us. The number of shares shown includes (i) 3,134,578 shares of common stock and 434,780 shares of common stock issuable upon the conversion of shares of Series A Preferred Stock, par value $0.0001 per share (the "Preferred Stock") held by Biotechnology Value Fund, L.P. ("BVF"), (ii) 2,271,662 shares of common stock held by Biotechnology Value Fund II, L.P. ("BVF2"), (iii) 224,641 shares of common stock held by Biotechnology Value Trading Fund OS LP ("Trading Fund OS") and (iv) 119,802 shares of common stock held by a certain BVF Partners L.P. ("Partners") managed account ("Partners Managed Account") and together with BVF, BVF2 and Trading Fund OS, the "BVF Funds"). The BVF Funds hold an aggregate of 4,819,890 shares of Preferred Stock, which is convertible into common stock, subject to certain limitations, including that the holder is prohibited from converting its Preferred Stock into shares of common stock if, as a result of the conversion, the holder, together with its affiliates, would beneficially own greater than 9.99% of the total common stock then issued and outstanding immediately following the conversion of such shares of Preferred Stock (the "Conversion Blocker"). As of April 1, 2026, the Conversion Blocker limits the conversion of Preferred Stock held by the holder to 434,780 shares out of 4,819,890 shares of common stock underlying the Preferred Stock held by the BVF Funds. BVF is deemed to be the beneficial owner of 3,569,358 shares of common stock, 434,780 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF I GP LLC ("BVF GP") is deemed to be the beneficial owner of 3,569,358 shares of common stock, 434,780 shares of which are issuable upon the conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF2 is deemed to be the beneficial owner of 2,271,662 shares of common stock all of which such entity reported having shared voting and dispositive power. BVF II GP LLC ("BVF2 GP") is deemed to be the beneficial owner of 2,271,662 shares of common stock all of which such entity reported having shared voting and dispositive power. Trading Fund OS is deemed to be the beneficial owner of 224,641 shares of common stock all of which such entity reported having shared voting and dispositive power. BVF Partners OS Ltd. ("Partners OS") is deemed to be the beneficial owner of 224,641 shares of common stock all of which such entity reported having shared voting and dispositive power. The Partners Managed Account is deemed to be the beneficial owner of 119,802 shares of common stock. BVF GP Holdings LLC ("BVF GPH") is deemed to be the beneficial owner of 5,841,020 shares of common stock, 434,780 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF Partners L.P. ("Partners") is deemed to be the beneficial owner of 6,185,463 shares of common stock, 434,780 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. BVF Inc. is deemed to be the beneficial owner of 6,185,463 shares of common stock, 434,780 shares of which are issuable upon conversion of Preferred Stock, all of which such entity reported having shared voting and dispositive power. Mark N. Lampert is deemed to be the beneficial owner of 6,185,463 shares of common stock, 434,780 shares of which are issuable upon conversion of Preferred Stock, all of which he reported as having shared voting and dispositive power. BVF GP is the general partner of BVF. BVF2 GP is the general partner of BVF2. Partners OS is the general partner of Trading Fund OS. BVF GPH is the sole member of BVF GP and BVF2 GP. Partners is the sole member of Partners OS and investment manager of BVF, BVF2, Trading Fund OS and the Partners Managed Account. BVF Inc. is the general partner of Partners. Mark N. Lampert is director and officer of BVF Inc. Each of BVF GP, BVF2 GP, Partners OS, BVF GPH, Partners, BVF Inc. and Mr. Lampert disclaims beneficial ownership of securities beneficially owned by the selling stockholders. The address for correspondence for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, the Partners Managed Account, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery St., 40th Floor, San Francisco, California 94104. The address for correspondence for Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.
(4)
Information herein is based on a Schedule 13G filed with the SEC on November 8, 2024 and information available to us. BlackRock, Inc. (“BlackRock”) is deemed to be the beneficial owner of 4,338,725 shares of common stock. Blackrock has sole voting power for 4,264,300 shares and sole dispositive power for 4,338,725 shares. The address for correspondence of BlackRock and its affiliates is 50 Hudson Yards, New York, NY 10001.
(5)
Information herein is based solely on a Schedule 13G filed with the SEC on January 30, 2026, in which the Vanguard Group (“Vanguard”) is deemed to be the beneficial owner of 3,298,504 shares of common stock, and Vanguard has shared voting power for 377,729 shares and shared dispositive power for 3,298,504 shares. The address for correspondence of Vanguard and its affiliates is 100 Vanguard Blvd., Malvern, PA 19355. On March 26, 2026, Vanguard filed Amendment No. 1 to its Schedule 13G, in which it reported that, following an internal realignment pursuant to which Vanguard’s beneficial ownership has been disaggregated, it no longer has, or is deemed to have, beneficial ownership over any shares of the Company’s common stock. This Amendment No. 1 reported that certain subsidiaries or business divisions of subsidiaries of Vanguard that formerly had, or were deemed to have, beneficial ownership with Vanguard will report beneficial ownership separately (on a disaggregated basis) from Vanguard.
(6)
Information herein is based on a Schedule 13G filed with the SEC on March 4, 2026 and information available to us. Kynam Capital Management, LP (“Kynam”) is deemed to be the beneficial owner of 3,114,132 shares of common stock. Kynam has shared voting power for 3,114,132 shares and shared dispositive power for 3,114,132 shares. The address for correspondence of Kynam and its affiliates is 221 Elm Road, Princeton, New Jersey 08540.

(7)
Consists of (i) 135,921 shares of common stock held by Mr. Ahmed, (ii) 11,354 shares underlying RSUs which are vested within 60 days of April 1, 2026, and (iii) 3,225,861 shares subject to options held by Mr. Ahmed which are vested and exercisable within 60 days of April 1, 2026.
(8)
Consists of (i) 62,468 shares of common stock held by Dr. Jones, (ii) 6,250 shares underlying RSUs which are vested within 60 days of April 1, 2026, and (iii) 442,249 shares subject to options held by Dr. Jones which are vested and exercisable within 60 days of April 1, 2026.
(9)
Consists of (i) 12,630 shares of common stock held by Ms. Fenton, and (ii) 150,296 shares subject to options held by Ms. Fenton which are vested and exercisable within 60 days of April 1, 2026.
(10)
Dr. Allen became a member of the board of directors effective on August 7, 2025, and as such none of his options will have vested within 60 days of April 1, 2026.
(11)
Dr. Doyle became a member of the board of directors effective on August 7, 2025, and as such none of her options will have vested within 60 days of April 1, 2026.
(12)
Consists of 10,412 shares subject to options held by Mr. Meek which are vested and exercisable within 60 days of April 1, 2026.
(13)
Consists of (i) 45,002 shares of common stock held by Mr. Rosenberg and (ii) 266,415 shares subject to options held by Mr. Rosenberg which are vested and exercisable within 60 days of April 1, 2026.
(14)
Consists of 8,581 shares subject to options held by Ms. Thistle which are vested and exercisable within 60 days of April 1, 2026.
(15)
Consists of 83,820 shares subject to options held by Mr. Webster which are vested and exercisable within 60 days of April 1, 2026.
(16)
Consists of (i) 534,512 shares of common stock, (ii) 28,647 shares underlying RSUs which are vested within 60 days of April 1, 2026, and (iii) 5,172,154 shares subject to options which are vested and exercisable within 60 days of April 1, 2026.

REPORT OF THE AUDIT COMMITTEE

The audit committee is appointed by the board of directors to assist the board of directors in fulfilling its oversight responsibilities with respect to (1) the integrity of the Company’s financial statements, (2) the Company’s compliance with legal and regulatory requirements, (3) the qualifications, independence and performance of the Company’s independent registered public accounting firm, (4) the Company’s internal control over financial reporting, (5) the performance of the Company’s internal audit function, if any, and (6) other matters as set forth in the charter of the audit committee approved by the board of directors.

Management is responsible for the preparation of Cullinan Therapeutics’ financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of Cullinan Therapeutics’ financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of Cullinan Therapeutics for the fiscal year ended December 31, 2025. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the PCAOB’s Auditing Standard No. 1301, Communication with Audit Committees. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the board of directors that the audited consolidated financial statements of Cullinan Therapeutics be included in Cullinan Therapeutics’ Annual Report on Form 10-K for the fiscal year ended December 31, 2025 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF
DIRECTORS OF CULLINAN THERAPEUTICS, INC.
Stephen Webster, Chairperson
David Meek Anthony Rosenberg

April 28, 2026

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the annual report to stockholders and proxy statement, may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Cullinan Therapeutics, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary, telephone: (617) 410-4650. If you want to receive separate copies of the proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2027 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2026. However, if the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the date of the previous year’s meeting, then the deadline is a reasonable time before we begin to print and send our proxy materials for the 2027 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement. Stockholder proposals should be addressed to Cullinan Therapeutics, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

If a stockholder wishes to propose a nomination of persons for election to our board of directors or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our Corporate Secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our Corporate Secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which notice of the date of such annual meeting was mailed or public disclosure of the date of such annual meeting was made, whichever first occurs. For stockholder proposals to be brought before the 2027 annual meeting of stockholders, the required notice must be received by our Corporate Secretary at our principal executive offices no earlier than February 16, 2027 and no later than March 18, 2027. Stockholder proposals and the required notice should be addressed to Cullinan Therapeutics, Inc., One Main Street, Suite 1350, Cambridge, Massachusetts 02142, Attention: Corporate Secretary.

In addition to satisfying the requirements under the bylaws described in the immediately preceding paragraph, to comply with the universal proxy rules under the Exchange Act, any stockholder who intends to solicit proxies in support of director nominees other than our board of directors’ nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 17, 2027. However, if the date of the 2027 annual meeting is more than 30 days before or after the anniversary of the date of the 2026 annual meeting, then such notice must be delivered by the later of (x) the tenth day following the day we first publicly announce the date of the 2027 annual meeting and (y) the date which is 60 days prior to the date of the 2027 annual meeting.

OTHER MATTERS

Our board of directors does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

SCAN TO VIEW MATERIALS & VOTE wSCAN TO VIEW MATERIALS & VOTE w CULLINAN THERAPEUTICS, INC. ONE MAIN STREET SUITE 1350 CAMBRIDGE, MA 02142 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time, June 15, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting -Go to www.virtualshareholdermeeting.com/CGEM2026 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time, June 15, 2026. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. V91720-P50928 CULLINAN THERAPEUTICS, INC. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: !!! 1. Election of the following individuals nominated to serve as Class III directors, for a three-year term ending at the annual meeting of stockholders to be held in 2029: Nominees: 01) Nadim Ahmed 02) Stephen Webster The Board of Directors recommends you vote FOR the following: For Against Abstain 2. Proposal to ratify the appointment of KPMG LLP as Cullinan Therapeutics’ independent registered public accounting firm for the fiscal year ending !!! December 31, 2026. 3. Proposal to vote, on an advisory basis, to approve our named executive officer compensation. !!! NOTE: The Board of Directors will consider and act upon any other business as may properly come before the annual meeting or any adjournment or postponement thereof. The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this proxy will be voted FOR items 1-3. If any other matters properly come before the meeting, or if cumulative voting is required, the persons named in this proxy will vote in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V91721-P50928 ANNUAL MEETING OF STOCKHOLDERS JUNE 16, 2026, 10:00 A.M., EASTERN TIME THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The stockholder(s) hereby appoint(s) Nadim Ahmed and Mary Kay Fenton, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Cullinan Therapeutics, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., Eastern Time on June 16, 2026, virtually at www.virtualshareholdermeeting.com/CGEM2026, and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3. Continued and to be signed on reverse side